Exhibit 23.02
CONSENT OF COUNSEL
     We hereby consent to all references to our firm under the captions “Federal Income Tax Aspects” and “Experts” in this Post-Effective Amendment No. 2 to the Registration Statement (Reg. No. 333-148049), as filed with the United States Securities and Exchange Commission on or about May 3, 2011, and the related Prospectus of Superfund Green, L.P.

/s/ Sidley Austin LLP
May 3, 2011
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships